EXHIBIT 99.2

Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION TO RELEASE FIRST QUARTER 2008

RESULTS ON MAY 6, 2008

DENVER – April 3, 2008 – Bill Barrett Corporation (NYSE: BBG) plans to release its first quarter financial and operating results before the market opens on Tuesday, May 6, 2008 and will host a conference call to discuss results at 12:00 p.m. EDT, also on May 6.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, May 6, 2008 at 12:00 p.m. EDT (10:00 a.m. MDT)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “First Quarter 2008 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	866-742-9716 US/Canada 832-445-1682 International

Passcode:	41973231

A telephonic replay will be available approximately two hours after the call on Tuesday, May 6, 2008 through Friday May 9, 2008. You may access this replay at:

Replay Number:	800-642-1687 US/Canada 706-645-9291 International

Passcode:	41973231

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its Website www.billbarrettcorp.com.

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